Exhibit 3.1

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

TEPPCO PARTNERS, L.P.

DECEMBER 8, 2006

TABLE OF CONTENTS

ARTICLE 1 - ORGANIZATIONAL MATTERS		1

1.1	Continuation	1
1.2	Name	1
1.3	Registered Office; Principal Office	1
1.4	Power of Attorney	2
1.5	Term	3
1.6	Possible Restrictions on Transfer	3

ARTICLE 2 - DEFINITIONS		4

ARTICLE 3 - PURPOSE		16

3.1	Purpose and Business	16
3.2	Powers	16

ARTICLE 4 - CAPITAL CONTRIBUTIONS		16

4.1	Issuances of LP Units and Other Securities	16
4.2	Limited Preemptive Rights	18
4.3	Capital Accounts	18
4.4	Interest	21
4.5	No Withdrawal	21
4.6	Loans from Partners	21
4.7	No Fractional LP Units	21
4.8	Splits and Combinations	21

ARTICLE 5 - ALLOCATIONS AND DISTRIBUTIONS		22

5.1	Allocations for Capital Account Purposes	22
5.2	Allocations for Tax Purposes	27
5.3	Requirement and Characterization of Distributions	29
5.4	Distributions of Cash from Operations	29
5.5	Distributions of Cash from Interim Capital Transactions	29
5.6	[Reserved.]	30
5.7	Adjustment of Minimum Quarterly Distribution, First Target Distribution Level and Unrecovered Capital	30

ARTICLE 6 - MANAGEMENT AND OPERATION OF BUSINESS		31

6.1	Management	31
6.2	Certificate of Limited Partnership	32
6.3	Restrictions on General Partner’s Authority	32
6.4	Reimbursement of the General Partner	33
6.5	Outside Activities	34
6.6	Loans to and from the General Partner; Contracts with Affiliates	34
6.7	Indemnification	35
6.8	Liability of Indemnitees	37
6.9	Resolution of Conflicts of Interest	37

6.10	Other Matters Concerning the General Partner	39
6.11	Title to Partnership Assets	40
6.12	Purchase or Sale of LP Units	40
6.13	Reliance by Third Parties	40
6.14	Registration Rights of Duke and its Affiliates	41
6.15	Registration Rights of the General Partner and its Affiliates	42
6.16	Certain Undertakings Relating to Separateness of the Partnership	46

ARTICLE 7 - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS		48

7.1	Limitation of Liability	48
7.2	Management of Business	48
7.3	Outside Activities	48
7.4	Return of Capital	48
7.5	Rights of Limited Partners Relating to the Partnership	48

ARTICLE 8 - BOOKS, RECORDS, ACCOUNTING AND REPORTS		49

8.1	Records and Accounting	49
8.2	Fiscal Year	49
8.3	Reports	49

ARTICLE 9 - TAX MATTERS		50

9.1	Preparation of Tax Returns	50
9.2	Tax Elections	50
9.3	Tax Controversies	50
9.4	[Reserved.]	51
9.5	Withholding	51
9.6	[Reserved]	51
9.7	Entity-Level Arrearage Collections	51
9.8	Opinions of Counsel	51

ARTICLE 10 - LP UNIT CERTIFICATES		52

10.1	LP Unit Certificates	52
10.2	Registration, Registration of Transfer and Exchange	52
10.3	Mutilated, Destroyed, Lost or Stolen LP Unit Certificates	52
10.4	Record Holder	53

ARTICLE 11 - TRANSFER OF INTERESTS		54

11.1	Transfer	54
11.2	Transfer of General Partner’s Partnership Interest	54
11.3	Transfer of LP Units	55
11.4	Restrictions on Transfers	55
11.5	Citizenship Certificates; Non-citizen Assignees	55
11.6	Redemption of Interests	56

ARTICLE 12 - ADMISSION OF PARTNERS		58

12.1	Admission of Substituted Limited Partners	58
12.2	Admission of Successor General Partner	58

12.3	Admission of Additional Limited Partners	59
12.4	Amendment of Agreement and Certificate of Limited Partnership	59

ARTICLE 13 - WITHDRAWAL OR REMOVAL OF PARTNERS		59

13.1	Withdrawal of the General Partner	59
13.2	Removal of the General Partner	60
13.3	Interest of Departing Partner and Successor General Partner	61
13.4	Withdrawal of Limited Partners	62

ARTICLE 14 - DISSOLUTION AND LIQUIDATION		62

14.1	Dissolution	62
14.2	Liquidation	63
14.3	Distributions in Kind	63
14.4	Cancellation of Certificate of Limited Partnership	64
14.5	Reasonable Time for Winding Up	64
14.6	Return of Capital	64
14.7	No Capital Account Restoration	64
14.8	Waiver of Partition	64

ARTICLE 15 - AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		64

15.1	Amendment to be Adopted Solely by General Partner	64
15.2	Amendment Procedures	65
15.3	Amendment Requirements	66
15.4	Meetings	66
15.5	Notice of a Meeting	67
15.6	Record Date	67
15.7	Adjournment	67
15.8	Waiver of Notice; Approval of Meeting; Approval of Minutes	67
15.9	Quorum	67
15.10	Conduct of Meeting	68
15.11	Action Without a Meeting	68
15.12	Voting and Other Rights	69

ARTICLE 16 - MERGER		69

16.1	Authority	69
16.2	Procedure for Merger or Consolidation	69
16.3	Approval by Limited Partners of Merger or Consolidation	70
16.4	Certificate of Merger	71
16.5	Effect of Merger	71

ARTICLE 17 - RIGHT TO ACQUIRE LP UNITS		71

17.1	Right to Acquire LP Units	71

ARTICLE 18 - GENERAL PROVISIONS		73

18.1	Addresses and Notices	73
18.2	Titles and Captions	74

18.3	Pronouns and Plurals	74
18.4	Further Action	74
18.5	Binding Effect	74
18.6	Integration	74
18.7	Creditors	74
18.8	Waiver	74
18.9	Counterparts	74
18.10	Applicable Law	74
18.11	Invalidity of Provisions	75

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

TEPPCO PARTNERS, L.P.

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TEPPCO PARTNERS, L.P., dated as of December 8, 2006, is entered into by and among Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (the “Company”), as the General Partner, and the Limited Partners of the Partnership, as hereinafter provided.  In consideration of the covenants, conditions and agreements contained herein, the General Partner and the other parties hereto hereby amend and restate the Third Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P. dated as of September 21, 2001 to provide, in its entirety, as follows:

ARTICLE 1 - ORGANIZATIONAL MATTERS

1.1                               Continuation.  The General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.  This amendment and restatement shall become effective on the date of this Agreement.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

1.2                               Name.  The name of the Partnership shall be “TEPPCO Partners, L.P.”  The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.  Notwithstanding the foregoing, unless otherwise permitted by PEC and Duke, the Partnership shall change its name to a name not including “TEPPCO,” “Texas Eastern”, “PanEnergy” or “Duke” and shall cease using the name TEPPCO,” “Texas Eastern,” “PanEnergy”, “Duke” or other names or symbols associated therewith at such time as neither Texas Eastern Products Pipeline Company nor another Affiliate of PanEnergy or Duke is the general partner of the Partnership.

1.3                               Registered Office; Principal Office.  Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company.  The principal office of the Partnership and the address of the General Partner shall be 1100 Louisiana Street, 13th Floor,

Houston, Texas  77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

1.4                               Power of Attorney.

(a)                                  Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.2, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof and thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12, 13 or 14 or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of LP Units or other securities issued pursuant to Section 4.1; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article 16 or a conversion of the Partnership into another entity pursuant to Section 1.6 or the Delaware Act; and

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series.

Nothing contained in this Section 1.4 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 15, or as may be otherwise expressly provided for in this Agreement.

(b)                                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

1.5                               Term.  The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2084, or until the earlier termination of the Partnership in accordance with the provisions of Article 14.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

1.6                               Possible Restrictions on Transfer.  Notwithstanding anything to the contrary contained in this Agreement, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department (“Treasury Regulation”), (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or would otherwise subject the Partnership to being taxed as an entity for federal income tax purposes, then, either (a) the General Partner may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership from being taxed as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions; provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of LP Units on any National Securities Exchange on which such class of LP Units are then traded must be approved by the holders of at least a majority of the Outstanding LP Units of such class or (b) upon the recommendation of the General Partner and the approval of a Unit Majority, the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the “New Entity”) in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the LP Units shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved.  Notwithstanding the foregoing, no such reconstitution shall take place unless the Partnership shall have received an Opinion of Counsel to the effect that the liability of the Limited Partners for the debts and obligations of the New Entity shall not, unless such Limited Partners take part in the control of the business of the New Entity, exceed that which otherwise had been applicable to such Limited Partners as limited partners of the Partnership under the Delaware Act.

ARTICLE 2 - DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.3 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-2(g)(i) and 1.701-2(i)(5) to be allocated to such Partner in subsequent years under items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-2(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.3(d)(i) or 4.3(d)(ii).

“Administrative Services Agreement” means the Third Amended and Restated Administrative Services Agreement by and among EPCO, Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC and Enterprise Products OLPGP, Inc., Enterprise GP Holdings L.P., EPE Holdings, LLC, the Partnership, the General Partner, the Operating General Partner and the Operating Partnerships dated August 15, 2005, but effective as of February 24, 2005, as it may be amended, supplemented or restated from time to time.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1 including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt, and the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties conveyed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., as it may be amended, supplemented or restated from time to time.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more LP Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

“Audit and Conflicts Committee” means a committee of the board of directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange, and at least one of whom also meets the S&P Criteria.

“Available Cash” means, with respect to any calendar quarter, (i) the sum of (A) all cash receipts of the Partnership during such quarter from all sources (including, distributions of cash received from any Subsidiary) and (B) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter (including disbursements for taxes of the Partnership as an entity, debt service and capital expenditures) and (bb) any reserves established in such quarter in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion (x) to provide for the proper conduct of the business of the Partnership or any Subsidiary (including reserves for future rate refunds or capital expenditures) or (y) to provide funds for distributions with respect to any of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or any Subsidiary is a party or by which it is bound or its assets are subject.  Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership which reduce “Available Cash,” but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners.  Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce “Available Cash,” but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to Partners.  Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying

Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.  A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 4.3 and the hypothetical balance of such Partner’s Capital account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of Texas or New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner or Assignee pursuant to Section 4.3.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner has contributed or may contribute to the Partnership pursuant to Section 4.1 or 13.3(c).

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.3(d)(i) and 4.3(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash from Interim Capital Transactions” means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.

“Cash from Operations” means, at any date but prior to commencement of the dissolution and liquidation of the Partnership, on a cumulative basis, $20 million plus all cash receipts of the Partnership or any Subsidiary from their operations (excluding any cash proceeds from any Interim Capital Transactions or Termination Capital Transactions) during the period since the Partnership Inception through such date less the sum of (i) all cash operating expenditures of the Partnership or any Subsidiary during such period, including, without limitation, taxes imposed on the Partnership or any Subsidiary as an entity, (ii) all cash debt service payments of the Partnership or any Subsidiary during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness provided, that any payment or prepayment of principal, whether or not then due, shall be determined at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or any Subsidiary simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred), (iii) all cash capital expenditures of the Partnership or any Subsidiary during such period (other than (A) all cash capital expenditures made to increase the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of the Partnership or any Subsidiary taken as a whole, from the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) existing immediately prior to such capital expenditures and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions), (iv) an amount equal to the incremental revenues collected pursuant to a rate increase that are, at such date, subject to possible refund, (v) any reserves outstanding as of such date which the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (i) through (iii) of this sentence and (vi) any reserves outstanding as of such date that the General Partner determines to be necessary or appropriate in its reasonable discretion to provide funds for distributions with respect to any one or more of the next four calendar quarters, all as determined on a consolidated basis and after elimination of intercompany items and the Company’s general partner interest in the Subsidiaries.  Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Partnership which reduce “Cash from Operations,” but the payment or withholding thereof shall be deemed to be a distribution of Available Cash constituting Cash From Operations to such Partners.  Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce “Cash from Operations,” but the payment or withholding thereof shall not be deemed to be a distribution to Partners.  For purposes of the foregoing, reserves do not include reserves outstanding at Partnership Inception.  Cash from Operations shall be deemed to have been reduced as of January l, 1994, by the amount of the initial $20 million cash balance that shall not have been expended by such date on expansive capital expenditures.  In determining the amount of the $20 million used for expansive capital expenditures, any increase in Partnership consolidated indebtedness after the Closing Date (other than working capital borrowings) shall be deemed to have been used for expansive capital expenditures prior to the expenditure of such $20 million.  Therefore, the $20 million will be deemed to have been used for expansive capital expenditures only to the extent such expenditures exceed such increase in indebtedness.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Price” has the meaning assigned to such term in Section 17.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Commission” means the United States Securities and Exchange Commission.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.3(d)(i), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

 “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

“Current Market Price” has the meaning assigned to such term in Section 17.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Interest” has the meaning assigned to such term in Section 13.3(a).

“Departing Partner” means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or Section 13.2.

“Duke” means Duke Energy Corporation, a Delaware corporation.

 “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(1).

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which the Partnership or any Subsidiary does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or any Subsidiary to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

“EPCO” means EPCO, Inc. (formerly Enterprise Products Company), a Texas subchapter S corporation.

“Event of Withdrawal” has the meaning assigned to such term in Section 13.1(a).

“Exchange Act” means the Securities Exchange Act of 1934 as amended, supplemented or restated from time to time, and any successor to such statute.

“Exchange Units” has the meaning assigned to such term in Section 4.3(e).

“First Liquidation Target Amount” has the meaning assigned to such term in Section 5.1(c)(i)(C).

“First Target Distribution” means $0.65 per LP Unit, subject to adjustments that have been or may be made in accordance with Section 5.7.

“General Partner” means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company, and its successors as general partner of the Partnership.

“General Partner Equity Value” means, as of any date of determination, the fair market value of the General Partner’s Partnership Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt; provided, however, if any such valuation occurs at a time that the General Partner holds LP Units, such LP Units must be taken into account in determining the General Partner Equity Value.

“Holder” has the meaning assigned to such term in Section 6.15(a).

“Holder Indemnified Persons” has the meaning assigned to such term in Section 6.15(d).

“Indemnitee” means (a) the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was an officer, director, partner, or trustee of the General Partner or any Departing Partner or any such Affiliate, (c) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, partner, or trustee of another Person, including the Operating General Partner; provided that such Person shall not be an Indemnitee pursuant to this clause (c) by reason of providing, on a fee-for-service basis, trustee, fiduciary or custodial services, or (d) any Person the General Partner designates as an Indemnitee for purposes of this Agreement.

“Initial Offering” means the initial offering of Units to the public, as described in the Registration Statement.

“Initial Unit Price” means $20 per LP Unit, subject to adjustments that have been or may be made in accordance with Section 5.7.

“Interim Capital Transactions” means (i) borrowings and sales of debt securities (other than for working capital purposes and for items purchased on open account in the ordinary course of business) by the Partnership or any Subsidiaries (ii) sales of equity interests by the Partnership or any Subsidiaries and (iii) sales or other voluntary or involuntary dispositions of any assets of the Partnership or any Subsidiaries (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including accounts receivable or (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

“Issue Price” means $18.62 per LP Unit.

“Limited Partner” means each initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3 and, solely for purposes of Articles 4, 5 and 6 and Sections 14.3 and 14.4, shall include an Assignee.

“Limited Partner Equity Value” means, as of any date of determination, the amount equal to the product obtained by multiplying (a) the total number of LP Units Outstanding (immediately prior to an issuance of LP Units or distribution of cash or Partnership property), other than LP Units held by the General Partner by (b)(i) in the case of a valuation required by Section 4.3(d)(i) (other than valuations caused by sales of a de minimis quantity of LP Units), the Issue Price of the additional LP Units referred to in Section 4.3(d)(i) or (ii) in the case of a valuation required by Section 4.3(d)(ii) (or a valuation required by Section 4.3(d)(i) caused by sales of a de minimis quantity of LP Units), the Closing Price.

“Liquidator” means the General Partner or other Person approved pursuant to Section 14.2 who performs the functions described therein.

“LP Unit” means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees.

“LP Unit Certificate” means a certificate in such form as may be adopted from time to time by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more LP Units of the class designated in such certificate.

“Merger Agreement” has the meaning assigned to such term in Section 16.1.

“Minimum Quarterly Distribution” means $0.55 per calendar quarter, subject to adjustments that have been or may be made in accordance with Section 5.7.

“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, or the Nasdaq National Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 4.3(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership’s items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d).  Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership’s items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3(b) and shall not include any items specifically allocated under Section 5.1(d).  Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

“Net Termination Gain” means, for any taxable period, the sum, if positive, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period.  The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).  Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period.  The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).  Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

“New Entity” has the meaning assigned to such term in Section 1.6.

“Non-citizen Assignee” means a Person whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 17.1(b).

“Operating General Partner” means TEPPCO GP, Inc., a Delaware corporation and wholly owned subsidiary of the Partnership, and any successors and permitted assigns as the general partner of the Operating Partnerships.

“Operating Partnerships” means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, TEPPCO Midstream Companies, L.P. and such other Persons that are treated as partnerships for federal income tax purposes and that are majority-owned directly by the Partnership and controlled by the Partnership (whether by direct or indirect ownership of the general partner of such Person or otherwise) and established or acquired for the purpose of conducting the business of the Partnership.

“Operating Partnership Agreements” means the agreements of limited partnership of any Operating Partnership that is a limited partnership, or any limited liability company agreement of any Operating Partnership that is a limited liability company that is treated as a partnership for federal income tax purposes, as such may be amended, supplemented or restated from time to time.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

“Outstanding” means all LP Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

“Partner” means a General Partner or a Limited Partner and, solely for purposes of Articles 4, 5 and 6 and Sections 14.3 and 14.4, shall include an Assignee.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partnership” means TEPPCO Partners, L.P., a Delaware limited partnership, and any successor thereto.

“Partnership Group” means the Partnership, the Operating General Partner, the Operating Partnerships and any Subsidiary of any of these entities, treated as a single consolidated entity.

“Partnership Inception” means March 7, 1990.

“Partnership Interest” means the interest of a Partner in the Partnership, which, in the case of a Limited Partner or an Assignee, shall be expressed in terms of LP Units.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Securities” has the meaning assigned to such term in Section 4.1(b).

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“PEC” means PanEnergy Corp., a Delaware corporation.

“Per LP Unit Capital Account” means, as of any date of determination, the Capital Account, stated on a per LP Unit basis, underlying any LP Unit held by a Unitholder.

“Percentage Interest” means as of the date of such determination (a) as to the General Partner, 1.999999% and (b) as to any Limited Partner or Assignee holding LP Units, the product of (i) 98.000001% multiplied by (ii) the quotient of (x) the number of LP Units held by such Limited Partner or Assignee divided by (y) the total number of all LP Units then Outstanding; provided, however, that following any issuance of additional LP Units by the Partnership in accordance with Section 4.1 hereof, proper adjustment shall be made to the Percentage Interest represented by each LP Unit to reflect such issuance.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding LP Units (other than LP Units owned by the General Partner and its Affiliates) pursuant to Article 17.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners, or (b) the identity of Record Holders entitled to receive any report or distribution.

“Record Holder” means the Person in whose name an LP Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

“Redeemable LP Units” means any LP Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 33-32203), as it may have been amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Units in the Initial Offering.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 5.1(b) or Section 5.1(c)(ii) and (b) any allocation of income, gain, loss or deduction pursuant to Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(vi) or 5.1(d)(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“S&P Criteria” means, with respect to a duly appointed member of the Audit and Conflicts Committee, that the member had not been, at the time of such appointment or at any time in the preceding five years, (a) a direct or indirect legal or beneficial owner of interests in the Partnership or any of its Affiliates (excluding de minimis ownership interests), (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Partnership or its Affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Partnership or its Affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Partnership or its Affiliates.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means approval by a majority of the members of the Audit and Conflicts Committee.

“Subsidiary” means a Person controlled by the Partnership directly, or indirectly though one or more intermediaries, including without limitation the Operating Partnerships and the Operating General Partner.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 16.2(b).

“Termination Capital Transaction” means any sale, transfer or other disposition of property of the Partnership or the Operating Partnerships occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnerships pursuant to Article 14.

“Trading Day” has the meaning assigned to such term in Section 17.1(a).

“Transfer Agent” means such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

“Transfer Application” means an application and agreement for transfer of LP Units in the form set forth on the back of an LP Unit Certificate or in a form substantially to the same effect in a separate instrument.

“Unit” means one of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a “Unit”.

“Unit Majority” means a majority of the Outstanding LP Units, voting or consenting as a single class.

“Unitholder” means a Person who holds LP Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.3(d)).

“Unrecovered Capital” means, at any time, with respect to an LP Unit (whether such LP Unit was issued in the Initial Offering or thereafter), the Initial Unit Price, less the sum of all distributions theretofore made in respect of a Unit issued in the Initial Offering constituting, and which for purposes of determining the priority of such distribution is treated as constituting, Cash from Interim Capital Transactions and of any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit issued in the Initial Offering.

ARTICLE 3 - PURPOSE

3.1                               Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be (i) to serve as a partner in the Operating Partnerships and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a partner in the Operating Partnerships pursuant to the Operating Partnership Agreements or otherwise, (ii) to serve as the sole stockholder of the Operating General Partner and, in connection therewith, to exercise on behalf of the Partnership all the rights and powers held by the Partnership as the sole stockholder of the Operating General Partner (iii) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or similar arrangement to engage in, any business activity that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (iv) to do anything necessary or appropriate to the foregoing (including, without limitation, the making of capital contributions or loans to any Subsidiary or in connection with its involvement in the activities referred to in clause (iii) of this sentence), and (v) to engage in any other business activity as permitted under Delaware law.

3.2                               Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

ARTICLE 4 - CAPITAL CONTRIBUTIONS

4.1                               Issuances of LP Units and Other Securities.

(a)                                  The initial Capital Contributions of the General Partner and the initial Limited Partners were made in accordance with Section 4.3 of that certain Agreement of Limited Partnership of the Partnership dated as of March 7, 1990.

(b)                                 The General Partner is hereby authorized to cause the Partnership to issue, in addition to the Units heretofore issued by the Partnership, such additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, “Partnership Securities”), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.  The General Partner shall have sole discretion, subject to the guidelines set forth in this Section 4.1 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

(c)                                  Notwithstanding any provision of this Agreement to the contrary, additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.1 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by LP Unit Certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

(d)                                 Upon the issuance of any LP Units by the Partnership, the General Partner’s Percentage Interest shall always equal 1.999999% without any obligation to make any additional Capital Contributions to the Partnership.

(e)                                  The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of LP Units or other Partnership Securities pursuant to Section 4.1(b) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the LP Units or other Partnership Securities being so issued.

(f)                                    The General Partner is authorized to cause the issuance of Partnership Securities pursuant to any employee benefit plan for the benefit of employees responsible for the operations of the Partnership or any Subsidiary maintained or sponsored by the General Partner, the Partnership, any Subsidiary or any Affiliate of any of them.

(g)                                 The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the LP Units or other Partnership Securities are listed for trading.

(h)                                 The deletion of Sections 5.1(c)(i)(F) and 5.4(d) of the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 21, 2001 (relating to the right of the General Partner to receive 50.000202% of certain distributions and allocations), along with certain conforming amendments, in exchange for the issuance of 14,091,275 LP Units to the General Partner constituted a contribution by the General Partner of a portion of its Partnership Interest to the Partnership in exchange for the newly issued LP Units, which newly issued LP Units shall be deemed issued to the General Partner concurrently with the effectiveness of this Fourth Amended and Restated Agreement of Limited Partnership and the General Partner shall be deemed admitted as a Limited Partner with respect to such newly issued LP Units.

4.2                               Limited Preemptive Rights.  No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of any such LP Units or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

4.3                               Capital Accounts.

(a)                                  The Partnership shall maintain for each Partner (or a beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning LP Units a separate Capital Account with respect to such LP Units in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such LP Units pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such LP Units pursuant to Section 5.1 and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such LP Units pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such LP Units pursuant to Section 5.1.

The Partnership shall maintain for the General Partner a separate Capital Account with respect to its Partnership Interest, held in its capacity as a general partner, in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by (x) the cash amount or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

(b)                                 For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article 5 and is to be reflected in the Partners’

Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)                                     Solely for purposes of this Section 4.3, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by any Subsidiary.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

(iii)                               Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv)                              Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v)                                 In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property.  Upon an adjustment pursuant to Section 4.3(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(vi)                              If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(l) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1.  Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c)                                  A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d)                                 (i)                                     In accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of all or a portion of the General Partner’s Partnership Interest to LP Units (whether pursuant to Section 13.3(b) or Section 4.1(h)), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1.  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take into account the Limited Partner Equity Value and the General Partner Equity Value at such time.  The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

(ii)                                  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1.  Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first.  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.

(e)                                  Upon the issuance of LP Units to the General Partner as described in Section 4.1(h), a portion of the General Partner’s Capital Account in its Partnership Interest shall be allocated to the LP Units so received by the General Partner (the “Exchange Units”).  The Capital Account allocated to each Exchange Unit shall be equal to the Per LP Unit Capital Account of the LP Units outstanding immediately prior to the issuance of the Exchange Units (after taking into account the adjustments to the Capital Accounts of the Partners required under Section 4.3(d)(i) in connection with the issuance of the Exchange Units).

4.4                               Interest.  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

4.5                               No Withdrawal.  No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided herein.

4.6                               Loans from Partners.  Loans by a Partner to the Partnership shall not constitute Capital Contributions.  If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner.  The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

4.7                               No Fractional LP Units.  No fractional LP Units shall be issued by the Partnership.

4.8                               Splits and Combinations.

(a)                                  Subject to Section 4.8(d), the General Partner may make a pro rata distribution of LP Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of LP Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

(b)                                 Whenever such a distribution, subdivision or combination of LP Units or other Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty days prior to such Record Date to each Record Holder as of the date not less than ten days prior to the date of such notice.  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of LP Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the General Partner may cause LP Unit Certificates to be issued to the Record Holders of LP Units as of the applicable Record Date representing the new number of LP Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of LP Units Outstanding, the

General Partner shall require, as a condition to the delivery to a Record Holder of such new LP Unit Certificate, the surrender of any LP Unit Certificate held by such Record Holder immediately prior to such Record Date.

(d)                                 The Partnership shall not issue fractional LP Units upon any distribution, subdivision or combination of LP Units. If a distribution, subdivision or combination of LP Units would result in the issuance of fractional LP Units but for the provision of Section 4.7 and this Section 4.8(d), each fractional LP Unit shall be rounded to the nearest whole LP Unit (and a 0.5 LP Unit shall be rounded to the next higher LP Unit).

ARTICLE 5 - ALLOCATIONS AND DISTRIBUTIONS

5.1                               Allocations for Capital Account Purposes.  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 4.3(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a)                                  Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i)                                     First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(iii) for all previous taxable years;

(ii)                                  Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Limited Partners and the General Partner pursuant to Section 5.1(b)(ii) for all previous taxable years; and

(iii)                               Third, the balance, if any, shall be allocated between the General Partner, in its capacity as general partner, and the Limited Partners in each taxable year in the same proportion as Available Cash for such taxable year (including, for this purpose, distributions of Available Cash made in a subsequent taxable year with respect to the last quarter of the Partnership year for which the item of income, gain, loss, deduction or credit as the case may be, is being allocated) was distributed to the General Partner and the Limited Partners.  If the Partnership does not distribute any Available Cash in respect of a taxable year, Net Income (computed in accordance with Section 4.3(b)) shall be allocated among the Partners in accordance with their respective Percentage Interests.  Except as otherwise provided in this Section 5.1, each item of income, gain, loss, deduction or credit (computed in accordance with Section 4.3(b)) allocated to the Limited Partners, in the aggregate, shall be allocated to each Limited Partner pro rata in accordance with the number of LP Units held by such Limited Partner.

(b)                                 Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i)                                     First, 100% to the General Partner and the Limited Partners until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years.  For purposes of this Section 5.1(b)(i), Net Losses for any taxable year shall be allocated to the General Partner and the Limited Partners in the same proportion as any Net Income was allocated to such Partners pursuant to Section 5.1(a)(iii) in any previous taxable years (beginning with the first such taxable year in which Net Income was allocated to the Partners pursuant to Section 5.1(a)(iii) up to an amount equal to the amount of Net Income allocated to the Partners in any such taxable year);

(ii)                                  Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

(iii)                               Third, the balance, if any, 100% to the General Partner.

(c)                                  Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of gain and loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder.  All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership’s liquidation pursuant to Section 14.2.  References in this Section to the Minimum Quarterly Distribution and the First Target Distribution are to such items as adjusted from time to time.

(i)                                     If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A)                              First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;
(B)                                Second, 100% to the General Partner and to all Limited Partners, in accordance with their respective Percentage Interests, until the Capital Account in respect of each LP Unit then Outstanding is equal to the Unrecovered Capital attributable to such LP Unit;
(C)                                Third, 85.002627% to all Limited Partners, in accordance with their respective Percentage Interests, and 14.997373% to the General Partner until the Per LP Unit Capital Account in respect of each Unit (determined on a per Unit basis) is equal to the sum of (l) the Unrecovered Capital attributable to such Unit, plus (2) the excess of the First Target Distribution over the Minimum Quarterly Distribution for each quarter of the Partnership’s existence, less (3) the amount of any distributions of Cash from Operations that were distributed pursuant to Section 5.4(b) (the excess of (2) over (3) is hereinafter defined as the “First Liquidation Target Amount”); and
(D)                               Finally, the balance, if any, 75.004647% to all Limited Partners, in accordance with their respective Percentage Interests, and 24.995353% to the General Partner.

(ii)                                  If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

(A)                              First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts until all such balances are reduced to zero;
(B)                                Second, the balance, if any, 100% to the General Partner.

(d)                                 Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i)                                     Partnership Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provisions.  For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period.  This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)                                  Chargeback of Partner Nonrecourse Debt Minimum Gain.  Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4)).  The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions.  For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i), with respect to such taxable period.  This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)                               Qualified Income Offset.  Except as provided in Sections 5.1(d)(i) and 5.1(d)(ii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iii) were not in this Agreement.

(iv)                              Gross Income Allocations.  In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iv) were not in this Agreement.

(v)                                 Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same ratios as Net Income or Net Loss, as the case may be, is allocated for the taxable period. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)                              Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).  If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)                           Nonrecourse Liabilities.  For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(viii)                        Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix)                                Curative Allocation.

(A)                              Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1.  Notwithstanding the preceding sentence, Required Allocations relating to (l) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain.  Allocations pursuant to this Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.  Further, allocations pursuant to this Section 5.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.
(B)                                The General Partner shall have reasonable discretion, with respect to each taxable period, to (l) apply the provisions of Section 5.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

5.2                               Allocations for Tax Purposes.

(a)                                  Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1.

(b)                                 In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follow:

(i)                                     (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(ii)                                  (A) In the case of an Adjusted Property, such items shall (l) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.3(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(iii)                               Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(iv)                              The General Partner may use any method permitted by applicable Treasury Regulations to eliminate Book-Tax Disparities.  In addition, any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) may be reallocated by the General Partner in a manner designed to eliminate Book-Tax Disparities in a Contributed Property or Adjusted Property held by the Partnership prior to December 21, 1993 otherwise resulting from the application of the “ceiling” limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

(c)                                  For the proper administration of the Partnership and for the preservation of uniformity of the LP Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or

(y) otherwise to preserve or achieve uniformity of the LP Units (or any class or classes thereof).  The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of LP Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d)                                 The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or any successor regulations.  If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring LP Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property.  If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any LP Units, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of LP Units.

(e)                                  Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)                                    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g)                                 Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred LP Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the close of the New York Stock Exchange on the last day of the preceding month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes.  The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h)                                 Allocations that would otherwise be made to a Limited Partner under the provisions of this Article 5 shall instead be made to the beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

5.3                               Requirement and Characterization of Distributions.  Within fifty days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article 5 by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion.  All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the aggregate amount of all Cash from Operations of the Partnership from the Partnership Inception through the end of the calendar quarter prior to such distribution.  Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions.

5.4                               Distributions of Cash from Operations.  Available Cash that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed as follows:

(a)                                  First, 98.000001% to all Limited Partners, in accordance with their respective Percentage Interest, and 1.999999% to the General Partner until there has been distributed in respect of each LP Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

(b)                                 Second, 85.002627% to all Limited Partners, in accordance with their respective Percentage Interest, and 14.997373% to the General Partner until there has been distributed in respect of each LP Unit then Outstanding an amount equal to the First Target Distribution; and

(c)                                  Thereafter, 75.004647% to all Limited Partners, in accordance with their respective Percentage Interests, and 24.995353% to the General Partner.

Provided, however, if the Minimum Quarterly Distribution and the First Target Distribution have been reduced to zero pursuant to Section 5.7(a)(ii), then distributions of Available Cash constituting Cash from Operations with respect to any quarter will be made 98.000001% to all Limited Partners in accordance with their respective Percentage Interest and 1.999999% to the General Partner until there has been distributed in respect of each LP Unit then outstanding Cash from Operations since Partnership Inception equal to the Minimum Quarterly Distribution (as from time to time adjusted) for all periods since Partnership Inception, and thereafter in accordance with Section 5.4(c) above.

5.5                               Distributions of Cash from Interim Capital Transactions.  Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of

Section 5.3 require otherwise, 98.000001% to all Limited Partners, in accordance with their respective Percentage Interests, and 1.999999% to the General Partner until a hypothetical holder of a Unit acquired at the time of the Initial Offering has received with respect to each Unit, from Partnership Inception through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount per LP Unit equal to the Initial Unit Price.  Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

5.6                               [Reserved.]

5.7                               Adjustment of Minimum Quarterly Distribution, First Target Distribution Level and Unrecovered Capital.

(a)                                  (i)                                     The Minimum Quarterly Distribution, First Target Distribution and Unrecovered Capital shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in LP Units or otherwise) of LP Units or other Partnership Securities in accordance with Section 4.8.

(ii)                                  In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution and First Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and First Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital immediately prior to giving effect to such distribution.

(b)                                 If legislation is enacted or the interpretation of existing law is modified by a governmental taxing authority so that the Partnership or a Subsidiary is treated as an association taxable as a corporation or is otherwise subject to an entity-level tax for federal, state or local income tax purposes, then the General Partner may reduce the Minimum Quarterly Distribution and the First Target Distribution by the amount of the income taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 5.7(b).  If the General Partner elects to reduce the Minimum Quarterly Distribution and the First Target Distribution for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the aggregate liability of the Partnership and its Subsidiaries (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined.  For each such Quarter, the Minimum Quarterly Distribution and First Target Distribution shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 5.7(b) times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner.  For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE 6 - MANAGEMENT AND OPERATION OF BUSINESS

6.1                               Management.  The General Partner shall conduct, direct and exercise full control over all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any right of control or management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or desirable (i) to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (A) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance; (B) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, (C) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (C) being subject, however, to any prior approval that may be required by Section 6.3); (D) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or any Subsidiary, the lending of funds to other Persons (including, without limitation, any Subsidiary) and the repayment of obligations of the Partnership and any Subsidiary and the making of capital contributions to any Subsidiary; (E) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (F) the distribution of Partnership cash; (G) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (H) the maintenance of such insurance for the benefit of the Partnership, any Subsidiary and the Partners as it deems necessary or appropriate; (I) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary from time to time); (J) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (K) the indemnification of any person against liabilities and contingencies to the extent permitted by law; (L) the entering into of listing agreements with the New York Stock Exchange and any other National Securities Exchange and the delisting of some or all of the LP Units of other Partnership Securities from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); and (M) the purchase, sale or other acquisition or disposition of LP Units or other Partnership Securities; and (ii) the undertaking of any action in connection with the Partnership’s interest in any Subsidiary (including, without limitation, contributions or loans of funds by the Partnership to a Subsidiary and exercising, on behalf of and for the benefit of the Partnership, the Partnership’s rights as the sole stockholder of the Operating General Partner).

6.2                               Certificate of Limited Partnership.  The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property.  To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.  Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

6.3                               Restrictions on General Partner’s Authority.

(a)                                  The General Partner may not, without written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

(b)                                 Except as provided in Article 14, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership or any of the Operating

Partnerships, without the approval of at least a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership’s assets or the assets of any Subsidiary and shall not apply to any forced sale of any or all of the Partnership’s assets or the assets of any Subsidiary pursuant to the foreclosure of, or other realization upon, any such encumbrance.

(c)                                  Unless approved by the affirmative vote of at least a Unit Majority, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

6.4                               Reimbursement of the General Partner.

(a)                                  Except as provided in this Section 6.4 and elsewhere in this Agreement or in the Operating Partnership Agreements, the General Partner shall not be compensated for its services as general partner of the Partnership or any Subsidiary.

(b)                                 Subject to any applicable limitations contained in the Administrative Services Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person including EPCO and its Affiliates under the Administrative Services Agreement, to perform services for the benefit of the Partnership or any Subsidiary and including payments made for the benefit of the Partnership to or on behalf of the Operating General Partner or any of the Operating Partnerships) and (ii) that portion of the General Partner’s or its Affiliates’ legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including, without limitation, overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, insurance, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership’s business and allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership’s business (including, without limitation, expenses allocated to the General Partner by its Affiliates).  The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion.  Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

(c)                                  The General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of LP Units), for the benefit of employees of the General Partner, the Partnership, any Subsidiary or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any Subsidiary.

6.5                               Outside Activities.

(a)                                  After the Closing Date, the General Partner shall limit its activities to those required or authorized by this Agreement.

(b)                                 Except as provided in Section 6.5(a) and the Administrative Services Agreement, each Indemnitee is free to engage in any business, including any business that is in competition with the business or proposed business of the Partnership or its Subsidiaries.  The General Partner and any other Persons affiliated with the General Partner may acquire LP Units or other Partnership Securities and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such LP Units or Partnership Securities, as the case may be.

(c)                                  Without limiting Sections 6.5(a) and 6.5(b), but notwithstanding anything to the contrary in this Agreement, the competitive activities of Indemnitees described in the Registration Statement are hereby approved by all Partners, and it shall not be deemed to be a breach of the General Partner’s fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership.

6.6                               Loans to and from the General Partner; Contracts with Affiliates.

(a)                                  The General Partner or any Affiliate thereof may lend to the Partnership or any Subsidiary, and the Partnership and any Subsidiary may borrow, funds needed or desired by the Partnership and any Subsidiary for such periods of time as the General Partner may determine; provided, however, that the General Partner or any of its Affiliates may not charge the Partnership or any Subsidiary interest at a rate greater than the rate that would be charged the Partnership or any Subsidiary, as the case may be (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans.  Any loan to the Partnership or any Subsidiary made by the General Partner or any Affiliate thereof the terms of which are approved by Special Approval shall be deemed to meet the requirements of this Section 6.6(a).  The Partnership or the Subsidiary, as the case may be, shall reimburse the General Partner or any of its Affiliates, as the case may be, for any costs (other than any additional interest costs) incurred by it in connection with the borrowing of funds obtained by the General Partner or any of its Affiliates and loaned to the Partnership or the Subsidiary.

(b)                                 The Partnership may lend or contribute to any Subsidiary, and any Subsidiary may borrow, funds on terms and conditions established in the sole discretion of the General Partner.  The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates, otherwise than for short-term funds management purposes.

(c)                                  The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership and any Subsidiary or to the General Partner in the discharge of its duties as general partner of the Partnership.  Any service rendered to the Partnership or any Subsidiary by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to any transaction (i) approved by Special Approval, or (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties.  The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

(d)                                 The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)                                  Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to any transaction (i) approved by Special Approval, or (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties.  With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit and Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit and Conflicts Committee deems relevant under the circumstances.

(f)                                    The General Partner and its Affiliates will have no obligation to permit the Partnership or any Subsidiary to use any facilities of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the General Partner or its Affiliates to enter into such contracts.

(g)                                 Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement under the caption “Conflicts of Interest and Fiduciary Responsibility” are hereby approved by all Partners.

6.7                               Indemnification.

(a)                                  To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

(c)                                  The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitees’ capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)                                 The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

(e)                                  For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f)                                    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                 An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)                                     THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

6.8                               Liability of Indemnitees.

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the LP Units or other Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)                                 Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)                                  Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

6.9                               Resolution of Conflicts of Interest.

(a)                                  Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreements, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Subsidiary, any Partner or any Assignee, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating

Partnership Agreements, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership; provided that, any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, or (ii) on terms objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties.  The Audit and Conflicts Committee (in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); (iii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iv) any applicable generally accepted accounting or engineering practices or principles; and (v) such additional factors as the Audit and Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.  Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Audit and Conflicts Committee to consider the interests of any Person other than the Partnership.  In the absence of bad faith by the Audit and Conflicts Committee or the General Partner, the resolution, action or terms so made, taken or provided (including granting Special Approval) by the Audit and Conflicts Committee or the General Partner with respect to such matter shall be conclusive and binding on all Persons (including all Partners) and shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.  It shall be presumed that the resolution, action or terms made, taken or provided by the Audit and Conflicts Committee or the General Partner was not made, taken or provided in bad faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such resolution, action or terms, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(b)                                 Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Subsidiary, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and, with respect to clauses (i), (ii) and (iii) of this Section 6.9(b), shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreements, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners.  The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of any Subsidiary or of the Partnership, other than in the ordinary course of business.  No borrowing by the Partnership or any Subsidiary or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable the General Partner to receive incentive distributions.

(c)                                  Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution may be considered by the General Partner or its board of directors (or any committee thereof) in the context of all similar or related transactions.

(d)                                 Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.  To the extent that, at law or in equity, an Indemnitee has duties, including fiduciary duties, and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(e)                                  The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as limited partner of the Operating Partnerships, to approve of actions by the general partner of the Operating Partnerships similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

6.10                        Other Matters Concerning the General Partner.

(a)                                  The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General

Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

6.11                        Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine.  The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

6.12                        Purchase or Sale of LP Units.  The General Partner may cause the Partnership to purchase or otherwise acquire LP Units or other Partnership Securities.  As long as LP Units are held by the Partnership or any Subsidiary, such LP Units shall not be considered Outstanding for any purpose, except as otherwise provided herein.  The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of LP Units or other Partnership Securities for its own account, subject to the provisions of Articles 11 and 12.

6.13                        Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the board of directors of the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

6.14                        Registration Rights of Duke and its Affiliates.

(a)                                  If (i) Duke or any of its Affiliates (including, for purposes of this Section 6.14, Persons that are Affiliates at the date hereof notwithstanding that they may later cease to be Affiliates) hold LP Units which it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) is not available to enable Duke or such Affiliates to dispose of the number of LP Units it desires to sell at the time it desires to do so, then upon the request of Duke or any of its Affiliates, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a reasonable period following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of LP Units specified by Duke or any of its Affiliates; provided, however, that if the General Partner or, if at the time a request pursuant to this Section 6.14 is submitted to the Partnership, Duke or its Affiliate requesting registration is an Affiliate of the General Partner, a majority of the independent directors of the General Partner determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement of the effectiveness thereof may be deferred for up to six months, but not thereafter.  In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as Duke or any of its Affiliates shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as Duke or such Affiliates shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable Duke or any of its Affiliates to consummate a public sale of such LP Units in such states.  Except as set forth in subsection (c) below, all costs and expenses of any such registration and offering shall be paid by Duke or any of its Affiliates, without reimbursement by the Partnership.

(b)                                 If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of LP Units of the Partnership for cash (other than an offering relating solely to an employee benefit plan); the Partnership shall use its best efforts to include such number or amount of LP Units held by Duke and any of its Affiliates in such registration statement as Duke or any of such Affiliates shall request.  If the proposed offering pursuant to this Section 6.14(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the General Partner and Duke or any of such Affiliates in writing that in its opinion the inclusion of all or some of Duke’s or any of its Affiliates’ LP Units would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by Duke or any of its Affiliates which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering.  In connection with any registration pursuant to this Section 6.14(b), Duke or any of its Affiliates shall bear the expense of all underwriting discounts and commissions attributable to the LP Units sold for its own account and shall reimburse the Partnership for all incremental costs incurred by the Partnership in connection with such registration resulting from the inclusion of LP Units held by Duke or any of its Affiliates.

(c)                                  If underwriters are engaged in connection with any registration referred to in this Section 6.14, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters.  Further, in addition to and not in limitation of the Partnership’s obligation under Section 6.7 hereof, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless Duke or such other holder, its officers, directors and each Person who controls Duke or such other holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including without limitation, interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by an Indemnified Person, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.14(c) as a “claim” and in the plural as “claims”), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any LP Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)                                 The provisions of Sections 6.14(a) and 6.14(b) hereof shall continue to be applicable with respect to Duke and its Affiliates after any affiliate of Duke ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for Duke (or its Affiliates) to sell all of the LP Units of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed;  provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period.  The provisions of Section 6.14(c) hereof shall continue in effect thereafter.

6.15                        Registration Rights of the General Partner and its Affiliates.

(a)                                  If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 6.15, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Sections 6.15(a) and 6.15(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 6.15(a) or Section 6.15(b) not to be utilized more than once in any twelve-month period.  Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law.  In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 6.15(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)                                 If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 6.15(a) and this Section 6.15(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder’s request, such right pursuant to Section 6.15(a) or this Section 6.15(b) not to be utilized more than once in any twelve-month period.  Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the shelf registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law.  In connection with any shelf registration pursuant to this Section 6.15(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states.  Except as set forth in Section 6.15(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)                                  If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take an action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 6.15(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the

Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 6.15(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(d)                                 If underwriters are engaged in connection with any registration referred to in this Section 6.15, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 6.15(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof.

(e)                                  The provisions of Section 6.15(a), 6.15(b) and 6.15(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 6.15(d) shall continue in effect thereafter.

(f)                                    The rights to cause the Partnership to register Partnership Securities pursuant to this Section 6.15 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 6.15.

(g)                                 Any request to register Partnership Securities pursuant to this Section 6.15 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

6.16                        Certain Undertakings Relating to Separateness of the Partnership.

(a)                                  Separateness Generally.  The Partnership shall conduct its business and operations separate and apart from those of any other Person (including EPCO and its Subsidiaries, other than the General Partner and the Partnership Group), except the General Partner and the Partnership Group, in accordance with this Section 6.16.

(b)                                 Separate Records.  The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, (ii) maintain its financial records, which will be used by it in its ordinary course of business, showing its assets and liabilities separate and apart from those of any other Person, except the General Partner and the Partnership’s consolidated Subsidiaries, (iii) not have its assets and/or liabilities included in a consolidated financial statement of any Affiliate of the General Partner unless appropriate notation shall be made on such Affiliate’s consolidated financial statements to indicate the separateness of the Partnership and the General Partner and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Partnership and the General Partner are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law or is required under applicable law to file a tax return which is consolidated with another Person.

(c)                                  Separate Assets.  The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(d)                                 Separate Name.  The Partnership shall (i) conduct its business in its own name or in the names of one or more of its Subsidiaries or the General Partner, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person (other than the General Partner or the Partnership’s Subsidiaries).

(e)                                  Separate Credit.  The Partnership (i) shall pay its obligations and liabilities from its own funds (whether on hand or borrowed), (ii) shall maintain adequate capital in light of its business operations, (iii) shall not pledge its assets for the benefit of any Person or guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iv) shall not hold out its credit as being available to satisfy the obligations or liabilities of any other Person, except its Subsidiaries, (v) shall not acquire obligations or debt securities of EPCO or its Affiliates (other than the other members of the Partnership Group and the General Partner), (vi) shall not make loans or advances to any Person, except its Subsidiaries, and (vii) use its commercially reasonable efforts to cause the operative documents under which the Partnership or any of its Subsidiaries borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance after the date of this Agreement, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Partnership and the General Partner from each other and from any other Persons, including any Affiliate of the General Partner and (B) the Partnership and the General Partner have assets and liabilities that are separate from those of other persons, including any Affiliate of the General Partner; provided that, the Partnership may engage in any transaction described in clauses (v)-(vi) of this Section 6.16(e) if prior Special Approval has been obtained for such transaction and either (A) the Audit and Conflicts Committee has determined (by Special Approval) that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

(f)                                    Separate Formalities.  The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EPCO and its Affiliates (other than the General Partner or another member of the Partnership Group) in conformity with the requirements of Section 6.9, and (iii) subject to the terms of the Administrative Services Agreement, promptly pay, from its own funds, and on a current basis, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EPCO or Affiliates of EPCO (other than the General Partner or another member of the Partnership Group).  Each material contract between the Partnership or another member of the Partnership Group, on the one hand, and EPCO or Affiliates of EPCO (other than the General Partner or a member of the Partnership Group), on the other hand, shall be in writing.

(g)                                 No Effect.  Failure by the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE 7  - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

7.1                               Limitation of Liability.  The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

7.2                               Management of Business.  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

7.3                               Outside Activities.  Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or a Subsidiary.  Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

7.4                               Return of Capital.  No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.  Except to the extent provided by Article 5 or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17.502(b) of the Delaware Act.

7.5                               Rights of Limited Partners Relating to the Partnership.

(a)                                  In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i)                                     to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)                                  promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii)                               to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv)                              to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(v)                                 to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)                              to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)                                 Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or any Subsidiary or that the Partnership or a Subsidiary is required by law or by agreements with third parties to keep confidential.

ARTICLE 8 - BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1                               Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of LP Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

8.2                               Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

8.3                               Reports.

(a)                                  As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed or made available to each Record Holder of an LP Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners’ equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than ninety days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed or made available to each Record Holder of an LP Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which LP Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE 9 - TAX MATTERS

9.1                               Preparation of Tax Returns.  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety days of the close of each taxable year of the Partnership, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.  The taxable year of the Partnership shall be the calendar year.

9.2                               Tax Elections.  Except as otherwise provided herein, the General Partner shall in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder.  The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees.  For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of LP Units will be deemed to be the lowest quoted trading price of the LP Units on any National Securities Exchange on which such LP Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

9.3                               Tax Controversies.  Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4                               [Reserved.]

9.5                               Withholding.  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and its Subsidiaries to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may, in the discretion of the General Partner, be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

9.6                               [Reserved].

9.7                               Entity-Level Arrearage Collections.  If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to Section 5.3 (except as otherwise provided in the definition of Available Cash); and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all LP Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement.  If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7.  The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

9.8                               Opinions of Counsel.  Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or otherwise taxed for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so taxable as a corporation or other entity or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

ARTICLE 10 - LP UNIT CERTIFICATES

10.1                        LP Unit Certificates.  Upon the Partnership’s issuance of LP Units to any Person, the Partnership shall issue one or more LP Unit Certificates in the name of such Person evidencing the number of such LP Units being so issued.  LP Unit Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner.  No LP Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue LP Units in global form, the LP Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the LP Units have been duly registered in accordance with the direction of the Partnership.

10.2                        Registration, Registration of Transfer and Exchange.

(a)                                  The General Partner shall cause to be kept on behalf of the Partnership a register (the “LP Unit Register”) in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and the transfer of such LP Units.  The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering and transferring of LP Units as herein provided.  The Partnership shall not recognize transfers of LP Unit Certificates representing LP Units unless same are effected in the manner described in this Section 10.2.  Upon surrender for registration of transfer of any LP Units evidenced by an LP Unit Certificate and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new LP Unit Certificates evidencing the same aggregate number of LP Units as was evidenced by the LP Unit Certificate so surrendered.

(b)                                 Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of LP Units until the LP Unit Certificates evidencing such LP Units are surrendered for registration of transfer and such LP Unit Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing).  No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new LP Unit Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

10.3                        Mutilated, Destroyed, Lost or Stolen LP Unit Certificates.

(a)                                  If any mutilated LP Unit Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and, upon its request, the Transfer Agent shall countersign and deliver in exchange therefor, a new LP Unit Certificate evidencing the same number of LP Units as the LP Unit certificate so surrendered.

(b)                                 The General Partner on behalf of the Partnership shall execute, and, upon its request, the Transfer Agent shall countersign and deliver a new LP Unit Certificate in place of any LP Unit Certificate previously issued if the Record Holder of the LP Unit Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued LP Unit Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new LP Unit Certificate before the Partnership has notice that the LP Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the Partnership such security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the LP Unit Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of an LP Unit Certificate, and a transfer of the LP Units represented by the LP Unit Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new LP Unit Certificate.

(c)                                  As a condition to the issuance of any LP Unit Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

10.4                        Record Holder.  In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any LP Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which and LP Units are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding LP Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE 11 - TRANSFER OF INTERESTS

11.1                        Transfer.

(a)                                  The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction (i) by which the General Partner assigns its Partnership Interest as General Partner to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which a holder of an LP Unit assigns such LP Unit to another Person who is or becomes a Limited Partner or Assignee, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise (other than a pledge, encumbrance, hypothecation or mortgage), including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

11.2                        Transfer of General Partner’s Partnership Interest.

(a)                                  The General Partner may transfer all, but not less than all, of its Partnership Interest as the General Partner to a single transferee if, but only if, (i) such transfer has been approved by the prior written consent or vote of the holders of a majority of the Outstanding LP Units (excluding LP Units held by the General Partner and its Affiliates), (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

(b)                                 Neither Section 11.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its Partnership interest to an Affiliate or (ii) the transfer by the General Partner of all its Partnership Interest upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, that in either such case, that such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of any limited partner of the any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.  In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

11.3                        Transfer of LP Units.

(a)                                  LP Units may be transferred only in the manner described in Section 10.2.  The transfer of any LP Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

(b)                                 Until admitted as a Substituted Limited Partner pursuant to Article 12, the Record Holder of an LP Unit shall be an Assignee in respect of such LP Unit.  Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(c)                                  Each distribution in respect of LP Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(d)                                 A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement and (v) given the consents and made the waivers contained in this Agreement.

11.4                        Restrictions on Transfers.  Notwithstanding the other provisions of this Article 11, no transfer of any LP Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) result in the taxation of the Partnership or the Operating Partnerships as a corporation or otherwise taxed as an entity for federal income tax purposes or (iii) affect the Partnership’s or the Operating Partnerships’ existence or qualification as a limited partnership under the Delaware Act.

11.5                        Citizenship Certificates; Non-citizen Assignees.

(a)                                  If the Partnership or a Subsidiary is or becomes subject to any federal, state or local law or regulation which, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or a Subsidiary has an interest based on the nationality, citizenship or other status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within thirty days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned thirty-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship

Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the LP Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6.  In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his LP Units.

(b)                                 The General Partner shall, in exercising voting rights in respect of LP Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of LP Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)                                  Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.3 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind.  Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

(d)                                 At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any LP Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2 the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s LP Units.

11.6                        Redemption of Interests.

(a)                                  If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the thirty-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his LP Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i)                                     The General Partner shall, not later than the thirtieth day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid.  The notice shall be deemed to have been given when so mailed.  The notice shall specify the Redeemable LP Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the LP Unit Certificate evidencing the Redeemable LP Units and that on and after date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable LP Units will accrue or be made.

(ii)                                  The aggregate redemption price for Redeemable LP Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of LP Units of the class to be so redeemed multiplied by the number of LP Units of each such class included among the Redeemable LP Units.  The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the LP Unit Certificate evidencing the Redeemable LP Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)                              After the redemption date, Redeemable LP Units shall no longer constitute issued and Outstanding LP Units.

(b)                                 The provisions of this Section 11.6 shall also be applicable to LP Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c)                                  Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his LP Units before the redemption date if such transfer is otherwise permitted under this Agreement.  Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such LP Units certifies in the Transfer Application that he is an Eligible Citizen.  If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(d)                                 If the Partnership is or becomes subject to any federal, state or local law or regulation which, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or a Subsidiary has an interest, based on the nationality (or other status) of the General Partner, whether or not in its capacity as such, the Partnership may, unless the General Partner has furnished a Citizenship Certification or transferred its Partnership Interest or LP Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of the General Partner in the Partnership as provided in Section 11.6(a).  If such redemption includes a redemption of the Departing Interest, the redemption price thereof shall be equal to the aggregate sum of the Current Market Price (the date of determination for which shall be the date fixed for redemption) of each class of LP Units then Outstanding, in each such case multiplied by the number of LP Units of such class into which the Departing Interest would then be convertible under the terms of Section 13.3(b) if the General Partner were to withdraw or be removed as the General Partner (the date of determination for which shall be the date fixed for redemption).  The redemption price shall be paid in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

ARTICLE 12 - ADMISSION OF PARTNERS

12.1                        Admission of Substituted Limited Partners.  By transfer of an LP Unit in accordance with Article 11, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement.  A transferor of an LP Unit Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such LP Unit Certificate to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred LP Units.  Each transferee of an LP Unit (including, without limitation, any nominee holder or an agent acquiring such LP Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the LP Units so transferred to such Person.  Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership.  If such consent is withheld, such transferee shall be an Assignee.  An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership.  With respect to voting rights attributable to LP Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such LP Units on any matter, vote such LP Units at the written discretion of the Assignee who is the Record Holder of such LP Units.  If no such written direction is received, such LP Units will not be voted.  An Assignee shall have no other rights of a Limited Partner.

12.2                        Admission of Successor General Partner.  A successor General Partner approved pursuant to Section 13.1 or the transferee of or successor to all of the General Partner’s Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or the transfer of the General Partner’s Partnership Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 11.2 have been complied with.  Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

12.3                        Admission of Additional Limited Partners.

(a)                                  A Person (other than a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b)                                 Notwithstanding anything to the contrary in this Section 12.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

12.4                        Amendment of Agreement and Certificate of Limited Partnership.  To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

ARTICLE 13 - WITHDRAWAL OR REMOVAL OF PARTNERS

13.1                        Withdrawal of the General Partner.

(a)                                  The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)                                     the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  the General Partner transfers all of its rights as General Partner pursuant to Section 11.2:

(iii)                               the General Partner is removed pursuant to Section 13.2;

(iv)                              the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

(vi)                              a certificate of dissolution or its equivalent is filed for the General Partner, or ninety days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in this Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within thirty days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances:   (i) the General Partner voluntarily withdraws by giving at least ninety days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice or (ii) at any time that the General Partner is removed pursuant to Section 13.2.  If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i) or if the General Partner is removed pursuant to Section 13.2, holders of a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner.  If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 14.1.  If a successor General Partner is elected and the Opinion of Counsel is rendered as provided in the immediately preceding sentence, such successor shall be admitted (subject to Section 12.2) immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

13.2                        Removal of the General Partner.  The General Partner may be removed if such removal is approved by at least 66⅔% of the Outstanding LP Units (including LP Units held by the General Partner and its Affiliates).  Any such action by the Limited Partners for removal of the General Partner must also provide for the election of a successor General Partner by Unitholders holding a Unit Majority.  Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article 12.  The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in the loss of limited liability of any Limited Partner or of the limited partner of any of the Operating Partnerships or the taxation of the Partnership or any of the Operating Partnerships as a corporation or otherwise taxed as an entity for federal income tax purposes.

13.3                        Interest of Departing Partner and Successor General Partner.

(a)                                  In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner’s Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure or, if there is not agreement as to the fair market value of such Partnership Interest at the effective date of departure, within ten (10) days after fair market value is determined pursuant to this Section 13.3(a).  If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreements, its successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option.  In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or any Subsidiary.  Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

For purposes of this Section 13.3(a), the fair market value of the Departing Partner’s Partnership Interest as the general partner of the Partnership herein (the “Departing Interest”) shall be determined by agreement between the Departing Partner its successor or, failing agreement within thirty days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within forty-five days after the effective date or such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Departing Interest.  In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of LP Units on any National Securities Exchange on which LP Units are then listed, the value of the Partnership’s assets, the rights and obligations of the General Partner and other factors it may deem relevant.

(b)                                 If the Departing Interest is not acquired in the manner set forth in Section 13.3(a) the Departing Partner and its Affiliate shall become a Limited Partner and their Departing Interest shall be converted into Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such

Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner.  For purposes of this Agreement, conversion of the General Partner’s Partnership Interest to Units will be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Units.

(c)                                  If the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.3(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner.  In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.  In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be 1.999999%, and that of the Unitholders shall be 98.000001%.

13.4                        Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s LP Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the LP Units so transferred.

ARTICLE 14 - DISSOLUTION AND LIQUIDATION

14.1                        Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs should be wound up, upon:

(a)                                  the expiration of its term as provided in Section 1.5;

(b)                                 an Event of Withdrawal of the General Partner as provided in Section 13.1(a), unless a successor is named as provided in Section 13.1(b) and the continuation of the business of the Partnership is approved by at least a Unit Majority;

(c)                                  an election to dissolve the Partnership by the General Partner that is approved by at least 66 2/3% of the Outstanding LP Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of at least 66 2/3% of the Outstanding LP Units);

(d)                                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(e)                                  the sale of all or substantially all of the assets and properties of the Partnership and its Subsidiaries, taken as a whole.

14.2                        Liquidation.  Upon dissolution of the Partnership, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by at least a Unit Majority, shall be the Liquidator.  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by at least a Unit Majority.  The Liquidator shall agree not to resign at any time without fifteen days’ prior written notice and (if other than the General Partner) may be removed at any time, with or without cause by notice of removal approved by at least a Unit Majority.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty days thereafter be approved by at least a Unit Majority.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article 14, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein.  The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a)                                  the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes;

(b)                                 to all Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1(c).

14.3                        Distributions in Kind.  Notwithstanding the provisions of Section 14.2, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.2, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreement governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

14.4                        Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

14.5                        Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

14.6                        Return of Capital.  The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

14.7                        No Capital Account Restoration.  No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

14.8                        Waiver of Partition.  Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 15 - AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE

15.1                        Amendment to be Adopted Solely by General Partner. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                  a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d)                                 a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) that is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state agency, or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or appropriate to facilitate the trading of the LP Units (including, without limitation, the division of Outstanding LP Units into different classes to facilitate uniformity of tax consequences within such classes (of LP Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which any LP Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                                  an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(f)                                    subject to the terms of Section 4.1, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of LP Units pursuant to Section 4.1;

(g)                                 any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(h)                                 an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

(i)                                     any other amendments similar to the foregoing.

15.2                        Amendment Procedures.  Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the General Partner.  Each such proposal shall contain the text of the proposed amendment.  If an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding LP Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment.  A proposed amendment shall be effective upon its approval by the holders of at least a Unit Majority unless a greater or different percentage is required under this Agreement or by Delaware law.  The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

15.3                        Amendment Requirements.

(a)                                  Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding LP Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Unitholders whose aggregate percentage of Outstanding LP Units constitute not less than the voting requirement sought to be reduced.

(b)                                 Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner or, without its consent, which may be given or withheld in its sole discretion, of the General Partner, (ii) modify the compensation payable to the General Partner or any of its Affiliates by the Partnership or any Subsidiary, (iii) change Section 14.1(a) or (c), (iv) restrict in any way any action by or rights of the General Partner as set forth in this Agreement, (v) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership or (vi) modify the last sentence of Section 1.2.

(c)                                  Except as otherwise provided, the General Partner may amend the Partnership Agreement without the approval of Unitholders, except that any amendment that would have a material adverse effect on the holders of any class of Outstanding LP Units must be approved by the holders of not less than 66 2/3% of the Outstanding LP Units of such class.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1, no amendments shall become effective without the approval of the Record Holders of 95% of the LP Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner or any limited partner of any of the Operating Partnerships under applicable law.

(e)                                  This Section 15.3 shall only be amended with the approval of not less than 95% of the Outstanding LP Units.

15.4                        Meetings.  All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article 15.  Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding LP Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called.  Within sixty days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent.  A meeting shall be held at a time and place determined by the General Partner on a date not more than sixty days after the mailing of notice of the meeting.  Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

15.5                        Notice of a Meeting.  Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 18.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

15.6                        Record Date.  For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than ten nor more than sixty days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which any LP Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

15.7                        Adjournment.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five days.  At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than forty-five days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 15.

15.8                        Waiver of Notice; Approval of Meeting; Approval of Minutes.  The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof.  All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner disapproves, at the beginning of the meeting, the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, in either case if the disapproval is expressly made at the meeting.

15.9                        Quorum.  The holders of a majority of the Outstanding LP Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding LP Units that in the aggregate represent at least a majority of the Outstanding LP Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding LP Units that in the aggregate represent at least such greater or different percentage shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding LP Units specified in this Agreement.  In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding LP Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

15.10                 Conduct of Meeting.  The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

15.11                 Action Without a Meeting.  Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding LP Units that would be necessary to authorize to take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.  The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty days, specified by the General Partner.  If a ballot returned to the Partnership does not vote all of the LP Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the LP Units that were not voted.  If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

15.12                 Voting and Other Rights.

(a)                                  Only those Record Holders of LP Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which holders of the Outstanding LP Units have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding LP Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding LP Units.

(b)                                 With respect to LP Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such LP Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such LP Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such LP Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

ARTICLE 16 - MERGER

16.1                        Authority.  The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts, limited liability companies or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article.

16.2                        Procedure for Merger or Consolidation.  Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner.  If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)                                  The name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

(b)                                 The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the “Surviving Business Entity”);

(c)                                  The terms and conditions of the proposed merger or consolidation;

(d)                                 The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)                                  A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)                                    The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g)                                 Any amendment to this Agreement or the adoption, if any, of a new limited partnership agreement for any limited partnership that is the Surviving Business Entity, as permitted by Section 211(g) of the Delaware Act.

(h)                                 Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

16.3                        Approval by Limited Partners of Merger or Consolidation.

(a)                                  The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article 15.  A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b)                                 The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a Unit Majority, unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the

Outstanding LP Units of the Limited Partners or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)                                  After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

16.4                        Certificate of Merger.  Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

16.5                        Effect of Merger.

(a)                                  Upon the effective date of the certificate of merger:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

ARTICLE 17 - RIGHT TO ACQUIRE LP UNITS

17.1                        Right to Acquire LP Units.

(a)                                  Notwithstanding any provision of this Agreement, if at any time less than 15% of the total LP Units then issued and Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the LP Units then Outstanding held by Persons other than the General Partner and its Affiliates, at the higher of the highest cash price paid by the General Partner or any of its Affiliates for any LP Unit purchased during the ninety-day period preceding the date that the notice described in Section 17.1(b) is mailed and the Current Market Price (as defined below) as of the date the General Partner (or any of its assignees) mails the notice described in Section 17.1(b) of its election to purchase such LP Units.  As used in this Agreement, (i) “Current Market Price” of an LP Unit listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per LP Unit of such class for the twenty consecutive Trading Days (as hereinafter defined) immediately prior to, but not including, such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the LP Units of a class are not listed or admitted to trading on the New York Stock Exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the LP Units of such class are listed or admitted to trading or, if the LP Units of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the LP Units of a class are not quoted by any such organization, the average of the closing bid and asked priced on such day as furnished by a professional market maker making a market in the LP Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the LP Units of such class, the fair value of such LP Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which the LP Units of any class are listed or admitted to trading is open for the transaction of business or, if LP Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)                                 If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase LP Units granted pursuant to Section 17.1(a), the General Partner shall deliver to the Transfer Agent written notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of LP Units (as of a Record Date selected by the General Partner) at least ten, but not more than sixty days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) at which LP Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such LP Units, upon surrender of LP Unit Certificates representing such LP Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the LP Units are listed or admitted to trading.  Any such Notice of Election to Purchase mailed to a Record Holder of LP Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice.  On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the LP Units to be purchased in accordance with this Section 17.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of LP Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any LP Unit Certificate shall not have been surrendered for purchase, all rights of the holders of such LP Units (including, without limitation, any rights pursuant to Articles 4, 5 and 14) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for the LP Units therefor, without interest, upon surrender to the Transfer Agent of the LP Unit Certificates representing such LP Units, and such LP Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such LP Units from and after the Purchase Date and shall have all rights as the owner of such LP Units (including, without limitations, all rights as owner pursuant to Articles 4, 5 and 14).

(c)                                  At any time from and after the Purchase Date, a holder of an Outstanding LP Unit subject to purchase as provided in this Section 17.1 may surrender his LP Unit Certificate, as the case may be, evidencing such LP Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor without interest thereon.

ARTICLE 18 - GENERAL PROVISIONS

18.1                        Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below.  Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such LP Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

18.2                        Titles and Captions.  All article or Section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

18.3                        Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall including the plural and vice-versa.

18.4                        Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

18.5                        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

18.6                        Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

18.7                        Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

18.8                        Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

18.9                        Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring an LP Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

18.10                 Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

18.11                 Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:	/s/ Jerry E. Thompson
Name: Jerry E. Thompson
Title: President and Chief Executive Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By: Texas Eastern Products Pipeline Company, LLC, General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4.

	By:	/s/ Jerry E. Thompson
Name: Jerry E. Thompson
Title: President and Chief Executive Officer

EXHIBIT A

No transfer of the LP Units evidenced hereby will be registered on the books of TEPPCO Partners, L.P. (the “Partnership”), unless the LP Unit Certificates evidencing the LP Units to be transferred are surrendered for registration of transfer and an Application for Transfer of LP Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge.  A transferor of the LP Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the LP Units.

APPLICATION FOR TRANSFER OF LP UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the LP Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited Partnership of TEPPCO Partners, L.P. (the “Partnership”), as amended or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and the liquidator if one is appointed his attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the consents and waivers and gives the approvals contained in the Partnership Agreement.  Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
Signature of Assignee

Social Security or other	Name and Address of Assignee
identifying number of
Assignee

Purchase Price
(including commissions, if any)

A-1

TYPE OF ENTITY (CHECK ONE):

Individual                        Partnership                               Corporation
Trust                        Other (specify):

Note:  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the LP Units shall be made to the best of the Assignee’s knowledge.

A-2